As filed with the Securities and Exchange Commission on March 16, 2005 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SPECIALTY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

California	95-2961036
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

27027 Tourney Road

Valencia, California 91355

(Address of principal executive offices) (Zip Code)

Specialty Laboratories, Inc. 2000 Stock Incentive Plan

Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan

(Full title of the Plans)

Douglas S. Harrington, M.D.

Chief Executive Officer

SPECIALTY LABORATORIES, INC.

27027 Tourney Road

Valencia, California 91355

(Name and address of agent for service)

(661) 799-6543

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Specialty Laboratories, Inc. 2000 Stock Incentive Plan Common Stock, no par value	690,679 shares	$9.51	(2)	$6,568,357.20	(2)	$773.10
Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan Common Stock, no par value	230,226 shares	$9.51	(2)	$2,189,449.20	(2)	$257.70
	920,905 shares		Aggregate Registration Fee			$1,030.80

(1)                                  Represents additional shares issuable under the Registrant’s 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan by reason of the automatic share increase provisions of those plans.  This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Specialty Laboratories, Inc. 2000 Stock Incentive Plan and the Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)                                  Calculated solely for purposes of calculating the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($9.65) and low ($9.37) selling prices per share of the Registrant’s Common Stock on March 8, 2005 as reported by the New York Stock Exchange, or $9.51.

PART II

Information Required in the Registration Statement

Incorporation of Contents of Prior Registration Statement

                                Specialty Laboratories, Inc. (the “Registrant”) files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the previous Registration Statements filed by the Registrant on Form S-8 (Registration Nos. 333-52348, 333-88136, 333-105149 and  333-113587). The current registration of 920,905 shares of Common Stock will increase the number of shares registered for issuance under the Registrant’s 2000 Stock Incentive Plan from 6,620,429 to 7,311,108 and under the Registrant’s 2000 Employee Stock Purchase Plan from 1,200,049 to 1,430,275 shares.

Item 8.  Exhibits

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Exhibit

4.1	Amended and Restated Bylaws of Specialty Laboratories, Inc. (1)
4.2	Amended and Restated Articles of Incorporation of Specialty Laboratories, Inc. (2)
4.3	Specialty Laboratories, Inc. 2000 Stock Incentive Plan (As Restated Through January 2, 2004). (3)
4.4	Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan (As Restated Through January 2, 2004). (4)
5.1	Opinion and Consent of Latham & Watkins LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP. (5)
24.1	Power of Attorney. (6)

(1)          Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, filed 11/13/00 (No. 333-45588).

(2)          Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, filed 11/13/00 (No. 333-45588).

(3)          Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed 3/12/2004 (No. 333-113587).

(4)          Incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8, filed 3/12/2004 (No. 333-113587).

(5)          Contained in Exhibit 5.1 of this Registration Statement.

(6)        Reference is made to the signature page of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, California on this 14th day of March, 2005.

SPECIALTY LABORATORIES, INC.

By:	/s/ Douglas S. Harrington
Douglas S. Harrington, M.D.
Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Specialty Laboratories, Inc., a California corporation, do hereby constitute and appoint Douglas S. Harrington, M.D., Chief Executive Officer, and Kevin R. Sayer, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard K. Whitney
Richard K. Whitney	Chairman of the Board of Directors	March 14, 2005

/s/ Douglas S. Harrington
Douglas S. Harrington, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2005

/s/ Kevin R. Sayer
Kevin R. Sayer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2005

/s/ Deborah A. Estes
Deborah A. Estes	Secretary and Director	March 11, 2005

/s/ Michael T. DeFreece
Michael T. DeFreece	Director	March 15, 2005

/s/ David R. Schreiber
David R. Schreiber	Director	March 11, 2005

/s/ William J. Nydam
William J. Nydam	Director	March 11, 2005

Hubbard C. Howe	Director

/s/ James B. Peter
James B. Peter, M.D., Ph.D.	Founder and Emeritus Chairman of the Board of Directors	March 11, 2005

3

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

SPECIALTY LABORATORIES, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Bylaws of Specialty Laboratories, Inc. (1)
4.2	Amended and Restated Articles of Incorporation of Specialty Laboratories, Inc. (2)
4.3	Specialty Laboratories, Inc. 2000 Stock Incentive Plan (As Restated Through January 2, 2004). (3)
4.4	Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan (As Restated Through January 2, 2004). (4)
5.1	Opinion and Consent of Latham & Watkins LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP. (5)
24.1	Power of Attorney. (6)

(1)          Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, filed 11/13/00 (No. 333-45588).

(2)          Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, filed 11/13/00 (No. 333-45588).

(3)          Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed 3/12/2004 (No. 333-113587).

(4)          Incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8, filed 3/12/2004 (No. 333-113587).

(5)          Contained in Exhibit 5.1 of this Registration Statement.

(6)          Reference is made to the signature page of this Registration Statement.